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                                                                      Exhibit 15

May 7, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc.

         Form S-8 (Registration No. 333-8613) Relating to the 1996 Stock Option and Grant Plan and the Employee Stock Purchase Plan


Comissioners:

We are aware that our report dated April 17, 2001 on our review of the interim financial information of ANSYS, Inc. as of and for the period ended March 31, 2001 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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